UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2019

MGM Growth Properties LLC

MGM Growth Properties Operating Partnership LP

(Exact name of registrant as specified in its charter)

DELAWARE (MGM Growth Properties LLC)	001-37733	47-5513237

DELAWARE (MGM Growth Properties Operating Partnership LP)	333-215571	81-1162318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1980 Festival Plaza Drive, Suite #750, Las Vegas, NV 89135

(Address of principal executive offices – Zip Code)

(702) 669-1480

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 1, 2019, MGP Lessor, LLC (the “Landlord”), a Delaware limited liability company and a subsidiary of MGM Growth Properties LLC (the “Company”), entered into a Fifth Amendment (the “Amendment”) to the Master Lease Agreement, dated as of April 25, 2016 between MGM Lessee, LLC (the “Tenant”), a Delaware limited liability company and a subsidiary of MGM Resorts International (“MGM Resorts”) (as amended, the “Master Lease”) with respect to the acquisition by a subsidiary of MGM Resorts of the subsidiary of the Company that owned the operating assets of the Hard Rock Rocksino Northfield Park. The Amendment provides that, among other things, the Rent (as defined in the Master Lease) under the Master Lease will be increased by $60 million, 90% of which will be allocated to the Base Rent (as defined in the Master Lease) and 10% of which will be allocated to the Percentage Rent (as defined in the Master Lease). This description of the Amendment is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.1.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 1, 2019, MGM Growth Operating Partnership LP (the “Operating Partnership”), a subsidiary of the Company, completed the transaction to sell 100% of the equity interest in Northfield Park Associates LLC, the entity that owns the operating assets associated with the Hard Rock Rocksino Northfield Park, to a subsidiary of MGM Resorts, and retained the real estate assets.

MGM Resorts funded its acquisition for the transaction with approximately 9.4 million Operating Partnership units that were ultimately redeemed by the Operating Partnership, representing a purchase price of $275 million, plus working capital and other customary adjustments. The number of Operating Partnership units was calculated based on a volume weighted average price per share of MGP’s stock for a twenty-trading-day period one business day prior to the closing date. MGM Resorts holds the Company’s Class B share, which represents a majority of the voting power of the Company’s Class A shares, and is a non-economic interest in the Company that does not provide its holder any rights to profits or losses or any rights to receive distributions from the Company’s operations.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)

Pro forma financial information. The unaudited pro forma condensed consolidated financial information of the Company giving effect to the disposition is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

(c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description

10.1	Fifth Amendment to Master Lease Agreement, dated as of April 1, 2019, between MGP Lessor, LLC and MGM Lessee, LLC.

99.1	Unaudited pro forma condensed consolidated financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MGM Growth Properties LLC

Date: April 4, 2019	By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III
Title: Secretary

MGM Growth Properties Operating Partnership LP

Date: April 4, 2019	By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III
Title: Secretary